Senti Bio Announces Closing of Transaction Leveraging its CMC Capabilities into a Cell and Gene Therapy Manufacturing Innovation Business Backed by Celadon Partners

– Celadon Partners to acquire Senti’s manufacturing facility and CMC capabilities to establish GeneFab, an independent manufacturing business for cell and gene therapies –

– Transaction anticipated to extend Senti Bio’s cash runway into Q4 2024 –

– Partnership with GeneFab will support manufacturing of Senti’s oncology programs, including SENTI-202, which remains on track for IND in 2H 2023 –

– Dr. Philip Lee steps down as CTO of Senti Bio and becomes CEO of GeneFab –

SOUTH SAN FRANCISCO, Calif., August 10, 2023 — Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio”), a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases using its proprietary Gene Circuit platform, and Celadon Partners, LLC (“Celadon Partners”), a private equity firm, today announced a transaction involving GeneFab, LLC (“GeneFab”), a new independent contract manufacturing and synthetic biology biofoundry focused on next-generation cell and gene therapies backed by Celadon Partners.

In connection with the transaction, subject to satisfaction of certain conditions, Senti Bio is eligible to receive approximately $38 million in cash before the end of 2025. Approximately $18.9 million was due at closing, which was netted against an $18.9 million advance payment owed by Senti Bio to GeneFab for future manufacturing and support services. The remaining $18.9 million, subject to satisfaction of certain conditions, will be paid to Senti Bio in installments in 2024 and 2025. In addition, Senti Bio will receive $8 million in manufacturing credit, and will sublease its recently constructed 92,000 square foot current good manufacturing practice (cGMP) facility in Alameda, CA to GeneFab (a portion of which will be subject to the satisfaction of certain conditions). With the additional non-dilutive capital and reduction of longer-term operating expenses, Senti Bio now believes its cash runway should extend into the fourth quarter of 2024.

This transaction will enhance Senti Bio’s focus on advancing its oncology programs into the clinic, and also enable GeneFab to support the manufacturing of a broad range of genetic medicines. GeneFab will conduct the clinical manufacturing of Senti Bio’s chimeric antigen receptor natural killer (CAR-NK) medicines pipeline, including SENTI-202, through a service contract with Senti Bio. Senti Bio remains on track for its SENTI-202 Investigational New Drug (IND) in the second half of 2023.

Senti Bio expects a seamless technology transfer to GeneFab to support its clinical manufacturing needs. Simultaneous with this transaction, Philip Lee, Ph.D., Co-Founder and Chief Technology Officer of Senti Bio will depart from his position at Senti Bio and assume the role of Chief Executive Officer of GeneFab. Additionally, approximately 35% of Senti Bio’s employees, which include experts in cell therapy chemistry, manufacturing, and controls (CMC), synthetic biology, and Gene Circuit development will transition from Senti Bio to GeneFab. GeneFab will retain these employees at the Alameda cGMP site, as well as additional Senti Bio personnel, as part of the agreement.

“High-quality manufacturing remains one of our most important priorities as we advance our pipeline towards the clinic,” said Timothy Lu, M.D., Ph.D., Chief Executive Officer and Co-Founder of Senti Bio. “This transaction gives us ongoing access to the people, manufacturing technology, and facilities necessary to support Senti as a leader in Gene-Circuit enhanced cell therapies. Further, the non-dilutive capital and cost savings are instrumental in extending our cash runway to deliver on our future milestones.”

Dr. Lu continued, “I also want to thank Philip for all that he has done for Senti. When we launched the company together, Philip and I set out on a path to transform cell and gene therapies with Gene Circuit technologies. I look forward to continuing to work with Philip, as a trusted friend and supporter, and now as a business partner, as well as the rest of the GeneFab team to advance Senti’s programs towards the clinic.”

“GeneFab represents an exciting step forward in the acceleration of the design, development, and manufacturing of innovative genetic medicines. This transaction gives us the opportunity to build on the synthetic biology and manufacturing expertise we have accumulated over the last several years, and provide these highly specialized services to a wide range of cell and gene therapy companies,” said Philip Lee, Ph.D., Chief Executive Officer of GeneFab. “Ever since Senti Bio was formed, it has pioneered the development of innovative Gene Circuits and cell therapies for oncology. GeneFab is energized to support Senti in its mission to bring its novel Gene Circuit medicines to patients.”

“Celadon Partners has been an active investor in supply chain transformation, and I am very excited about GeneFab leading the redesign of the biomanufacturing supply chain,” said Donald Tang, Managing Partner at Celadon Partners. “GeneFab will enable innovators such as Senti Bio to focus capital on delivering future milestones, while outsourcing the complex design and manufacturing processes to a highly specialized and engaged service provider. We have followed Senti Bio’s journey since the beginning and are excited to continue supporting Senti Bio as a client of GeneFab.”

About Senti Bio
Senti Biosciences is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. Sentio Bio’s wholly-owned pipeline utilizes off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth of Gene Circuits in other modalities and in diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

About GeneFab
GeneFab is a contract manufacturing and synthetic biology biofoundry focused on cell and gene therapies. GeneFab was formed in 2023 with a vision to combine industry-leading expertise in synthetic biology with advanced cGMP capabilities in order to accelerate the development and commercialization of genetic medicines. GeneFab offers its customers an extensive technology platform and know-how that spans early-stage product design, technical development, and cGMP compliant production. GeneFab's technology platform includes bioinformatics-guided discovery of cell-type-specific promoters, directed evolution of small molecule-regulated gene switches, and the engineering of highly sensitive kill switches for enhanced safety and control of cellular therapies. For more information, visit www.genefab.com.

About Celadon Partners
Founded in 2018, Celadon Partners is a private equity firm focused on investments in traditional industries ready to adopt transformative technology to upgrade business models and unlock fundamental value. With approximately US$1 billion of assets under management, Celadon Partners primarily invests across the industrial, healthcare, consumer and business services sectors and provides portfolio companies with strategic, capital markets and operational expertise as long-term, partnership-oriented investors. For more information, visit www.celadonpartners.com.

Advisors
Cooley LLP and Goodwin Procter LLP are serving as legal advisors to Senti Bio. Morrison & Foerster LLP is serving as legal advisor to Celadon Partners and GeneFab.

Forward-Looking Statements
This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding the transaction between Senti Bio and GeneFab and its anticipated benefits, including the financial terms, the sublease of Senti Bio’s manufacturing facility, the role of Senti Bio’s Chief Technology Officer and the transition of certain employees to GeneFab, estimates and forecasts of Senti Bio’s cash runway, Senti Bio’s ability to continue to advance its pipeline of preclinical programs and product candidates, Senti Bio’s plans to file an IND application for SENTI-202, statements about the clinical manufacturing of Senti Bio’s CAR-NK medicines pipeline, including SENTI-202, as well as statements about the potential attributes and benefits of Senti Bio’s product candidates and platform technology. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) the satisfaction of certain conditions of the transaction and the ability of the transaction to deliver the anticipated benefits, (iii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iv) the ability to implement business plans, forecasts and other expectations, (v) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (vi) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vii) risks related to uncertainty in the timing or results of Senti Bio’s preclinical studies, IND filings, and GMP manufacturing startup activities, (viii) Senti Bio’s dependence on third parties in connection with preclinical and IND-enabling studies, IND filings, and GMP manufacturing activities, (ix) risks related to delays and other impacts from macroeconomic and geopolitical events, including changing conditions from the COVID-19 pandemic, increasing rates of inflation and rising interest rates on business operations, and (x) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s Quarterly Report on Form 10-Q (File No. 001-40440), filed with the SEC on May 9, 2023, and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc.
For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on Twitter (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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